Exhibit 99.1

TortoiseEcofin Acquisition Corp. III Announces Letter of Intent for a Business Combination with an Industrial Renewable Power Solutions Company

Overland Park, KS, July 20, 2023 – TortoiseEcofin Acquisition Corp. III (the “Company”) (NYSE: TRTL), a publicly traded special purpose acquisition company focused on the broad energy transition or sustainability arena targeting industries that require innovative solutions to decarbonize, today announced that it has executed a new non-binding letter of intent (“LOI”) for a proposed business combination (the “Business Combination”) with an industrial renewable power solutions company (the “Target”) that would result in a public listing of the Target upon completion of the proposed Business Combination. The Company previously signed an initial LOI with the Target on April 26, 2023 and anticipates announcing additional details regarding the execution of a definitive agreement for the Business Combination, which is expected in the third quarter of 2023.

“Our commitment to the energy transition is unwavering and is supported by our deep sector expertise and long track record of value creation over decades of investing in the energy and power infrastructure sector,” commented Vince Cubbage, Chief Executive Officer of TortoiseEcofin Acquisition Corp. III. “In assessing potential business combination targets, we have focused on companies that are developing specific solutions to current, real-world problems. We are excited by the potential transaction identified with this pioneering industrial renewable power solutions company. We expect that this company will play a critical role in facilitating the energy transition for the industrial market.”

As a result of the signed letter of intent, pursuant to the provisions of the Company’s Amended and Restated Memorandum and Articles of Association, the Company has until October 22, 2023 to consummate its business combination.

The completion of the Business Combination with the Target is subject to, among other matters, the completion of due diligence, the negotiation of a definitive agreement providing for the transaction, satisfaction of the conditions negotiated therein and approval of the transaction by the board and shareholders of both the Company and the Target. There can be no assurance that a definitive agreement will be entered into or that the proposed transaction will be consummated on the terms or timeframe currently contemplated, or at all.

Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, will be serving as the exclusive financial advisor and the lead capital markets advisor for the transaction.

About TortoiseEcofin Acquisition Corp. III

TortoiseEcofin Acquisition Corp. III was formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination. The Company intends to focus its search for a target business in the broad energy transition or sustainability arena targeting industries that provide or require innovative solutions to decarbonize in order to meet critical emission reduction objectives.

Forward Looking Statements

This press release includes, and oral statements made from time to time by representatives of TortoiseEcofin may include, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding the Business Combinations and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to TortoiseEcofin or TortoiseEcofin’s management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of TortoiseEcofin’s management, as well as assumptions made by, and information currently available to, TortoiseEcofin’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in TortoiseEcofin’s filings with the Securities and Exchange Commission’s (the “SEC”). All subsequent written or oral forward-looking statements attributable to TortoiseEcofin or persons acting on TortoiseEcofin’s behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of TortoiseEcofin, including those set forth in the “Risk Factors” section of TortoiseEcofin’s Annual Report on Form 10-K and other documents of TortoiseEcofin filed, or to be filed, with the SEC. Copies are available on the SEC’s website at www.sec.gov. TortoiseEcofin undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

For Media:

Matt Dallas

ICR, Inc.

Matt.Dallas@icrinc.com

For Investors:

John Ragozzino, CFA

ICR, Inc.

John.Ragozzino@icrinc.com